Exhibit 99.1

LONG-TERM INCENTIVE PLAN

As Amended and Restated by the Compensation Committee on March 1, 2013

Introduction

This Long-Term Incentive Plan (“LTIP”) is a sub-plan of the Equity Incentive Plan, as the same may be amended from time to time (the “Equity Plan”), of Crumbs Bake Shop, Inc. (the “Company”) and is designed to recognize and reward employees of the Company and its Subsidiaries for their collective contributions to the success of the Company, to align the interests of employees with the interests of the Company’s stockholders, and to serve as a retention tool for key employees. This document sets forth the elements and features of the LTIP and should be read in conjunction with the Equity Plan.

Objectives

The objectives of the LTIP are to:

•	Motivate and reward employees for increasing the long-term stockholder value of the Company;

•	Create a strong focus on pay-for-performance by providing a significant portion of total compensation at risk;

•	Position the Company’s total compensation to be competitive with market for meeting defined performance goals; and

•	Enable the Company to attract and retain talented employees who are necessary to drive its success.

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Eligibility

Subject to the terms of this LTIP, all of the Company’s executive officers, senior vice presidents, vice presidents and other employees at the corporate level or above are eligible to participate in this LTIP. Prior to the end of the first quarter of each Plan Year, the Compensation Committee will, after considering the recommendations of the Company’s President and CEO and its CFO (collectively, “Executive Management”), designate those employees who shall be entitled to receive award grants for that Plan Year (each, a “Participant” and collectively, “Participants”). For purposes of this LTIP, the term “Plan Year” means a calendar year (i.e., January 1st to December 31st). Nothing in this LTIP shall obligate the Compensation Committee to designate any employee as a Participant for a Plan Year.

A Participant may receive an award under this LTIP only if, at the time the award is to be granted, the Participant is an active employee of the Company or one of its Subsidiaries and in good standing.

Effective Date; Periodic Review

The LTIP was originally adopted by the Company’s Board of Directors (the “Board”) at the recommendation of the Compensation Committee on February 9, 2012 and became effective on that date. Pursuant to its authority to review and revise this LTIP, the Compensation Committee amended and restated the LTIP on February 11, 2013.

The Compensation Committee and Executive Management will annually review the LTIP to ensure proper alignment with the Company’s business objectives and, if necessary, revise the range of award opportunities and the related tiers of employment. As discussed below, the Compensation Committee also has the right to amend, modify, suspend or discontinue the LTIP at any time.

Plan Administration

The Compensation Committee administers the Equity Plan and, thus, the LTIP. As such, the Compensation Committee has the authority to adopt or nullify rules relating to the LTIP, to make any determination, and to take any other action that the Compensation Committee deems necessary or desirable for the proper administration of the LTIP, including, without limitation, with respect to any award opportunity and the payment of any award. Within the limits of the Equity Plan and applicable law, the Compensation Committee may from time to time delegate its authority to administer this LTIP to Executive Management.

Range of Award Opportunities

Prior to the end of the first quarter of each Plan Year, the Compensation Committee will determine whether awards will be granted and, if so, approve a range of annual award opportunities for each tier of employment. The approved ranges will be set forth in Appendix A to this LTIP.

Award Grants

Awards for a Plan Year will be granted after the Compensation Committee has established the ranges of award opportunities and approved the Participants for that Plan Year.

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The Compensation Committee will determine the specific award amounts and other terms of all awards granted to Participants (i) who are “officers” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The term “officers” as used in item (i) above means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function for the Company, or any other person who performs similar policy-making functions for the Company. The term “officers” shall also include officers of the Company’s Subsidiaries if they perform policy-making functions for the Company. The term “covered employees” as used in item (ii) above means, for so long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, means (x) any Participant who, as of the close of the Company’s most recently-completed taxable year, is the chief executive officer of the Company or an individual acting in such a capacity and (y) any Participant other than the chief executive officer whose total compensation for the Company’s most recently-completed taxable year is required to be reported to the Company’s stockholders pursuant to Item 402 of the Securities and Exchange Commission’s Regulation S-K (or any amendment or replacement thereof).

Executive Management will determine the specific award amounts, within the ranges approved by the Compensation Committee, and other terms of awards granted to all other Participants.

Nothing in this LTIP shall obligate the Compensation Committee or Executive Management to grant awards for a Plan Year.

The value of each award will be a specified percentage of the Participant’s salary as of the date of grant and will relate to a number of Common Shares. To determine the number of Common Shares subject to an award, the value of the award will be divided by the Fair Market Value of a Common Share on the grant date, all as required by the Equity Plan. Each award will be evidenced by an individual award agreement with the Participant, signed by an authorized officer of the Company, that details the value of the award, the number of Common Shares to which the award relates, the vesting conditions, and other terms consistent with this LTIP and the Equity Plan.

New Hires

An award for a Plan Year may be granted to an employee of the Company or one of its Subsidiaries who is hired following the date on which awards have been granted for that Plan Year provided that his or her participation in the LTIP is approved by the Compensation Committee. Any such award will be granted by the Compensation Committee or Executive Management, as appropriate under this LTIP.

Plan Changes, Suspension and Termination

The Compensation Committee may amend or waive any term or condition of this LTIP, suspend the LTIP, and/or terminate the LTIP at any time. The Board reserves the right to also amend, waive suspend or terminate this LTIP at any time.

The LTIP, as amended from time to time, will remain in effect until suspended or terminated by the Compensation Committee or the Board.

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Termination of Employment; Death or Retirement

If a Participant’s employment with the Company and its Subsidiaries is terminated by the Company or the Participant for any reason other than because of death or retirement, then any unvested award held by such Participant will immediately lapse and be forfeited.

Subject to the terms of the related award agreement, any unvested award held by a Participant whose employment with the Company and its Subsidiaries is terminated because of death or retirement will automatically vest as of the date of death or retirement.

For purposes of this LTIP, the term “retirement” means that Participant’s voluntarily resignation from employment with the Company and its Subsidiaries after (i) reaching 55 years of age and (ii) completing 20 years of service with the Company and/or its Subsidiaries.

Ethics and Interpretation

Any unvested award will terminate and lapse in the event the Board of Directors determines that a Participant: (i) knowingly participated in the altering, inflating, and/or inappropriate manipulation of performance or financial results of the Company or any of its Subsidiaries for any fiscal year or (ii) willfully engaged in any activity injurious to the Company or any of its Subsidiaries.

Tax Withholding

Upon the vesting and/or exercise of an award granted under this LTIP, the Company shall, subject to and as provided by Section 16(c) of the Equity Plan, be entitled to withhold Common Shares and/or cash from the award in an amount necessary to satisfy all federal, state and local taxes required to be withheld or otherwise deducted and paid with respect to such award.

Miscellaneous

Neither this LTIP nor any award agreement granted hereunder will be deemed to give any Participant the right to remain an employee of the Company or any of its Subsidiaries, nor will this LTIP or an award agreement granted hereunder interfere with the right of the Company or any of its Subsidiaries to discharge a Participant at any time. In the absence of an authorized, written employment agreement, the relationship between a Participant and the Company and its Subsidiaries is one of at-will employment. Neither this LTIP nor any award agreement granted hereunder alters that relationship.

This LTIP, the transactions and payouts hereunder shall, in all respects, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

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Each provision of this LTIP is severable. If any provision of this LTIP is held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Notwithstanding anything in this LTIP to the contrary, the terms of this LTIP are subject to the terms of the Equity Plan, a copy of which must be provided to each Participant at the time an award is granted to the Participant. All capitalized terms used but not defined in this LTIP shall have the meanings given such terms in the Equity Plan.

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APPENDIX A

Long Term Incentive Plan

Range of Award Opportunities for Plan Year 2013

The table below provides the range of award opportunities, stated as a percentage of salary as of the date of grant, for the Plan Year starting on January 1, 2013 and ending on December 31, 2013.

Tier	Low	Suggested	High
I	50%	100%	140%
II	25%	50%	75%
III	15%	20%	35%
IV	5%	10%	15%

Tier I includes the President and CEO

Tier II includes Senior Vice Presidents

Tier III includes Vice Presidents

Tier IV includes all other Participants

The specific amount of each award will be evidenced by an individual award agreement with the Participant.

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